EXHIBIT 4.1

THIRD AMENDMENT

This THIRD AMENDMENT (“Amendment”) dated as of September 15, 2015 (the “Amendment Effective Date”) is by and among Pioneer Energy Services Corp. (f/k/a Pioneer Drilling Company), a Texas corporation (the “Borrower”), the Lenders party hereto, and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of June 30, 2011, as amended by the First Amendment thereto dated as of March 3, 2014 and the Second Amendment thereto dated as of September 22, 2014 (as so amended, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, subject to the terms and conditions set forth herein, the parties hereto wish to amend certain provisions of the Credit Agreement as set forth below.
NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
Section 1.Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement, as amended by this Amendment.

Section 2.Amendments to the Credit Agreement.
(a)The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by:
(i)    amending and restating the pricing grid therein as follows:

Applicable Margin	Total Leverage Ratio	Eurodollar Advances	Base Rate Advances	Commitment Fee
Level I	Is less than 2.50	2.25%	1.25%	0.50%
Level II	Is equal to or greater than 2.50 but less than 3.50	2.50%	1.50%	0.50%
Level III	Is equal to or greater than 3.50 but less than 4.00	3.00%	2.00%	0.50%
Level IV	Is equal to or greater than 4.00 but less than 4.50	3.75%	2.75%	0.50%
Level V	Is equal to or greater than 4.50	4.50%	3.50%	0.625%
(ii)    replacing the phrase “shall be determined at Level IV” with the phrase “shall be determined at Level V”.
(b)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety as follows:
“Letter of Credit Sublimit” means $25,000,000.
“Swing Line Loan Commitment” means, for the Swing Line Lender, the obligation of the Swing Line Lender to make Swing Line Advances to the Borrower up to $5,000,000.00; provided that, on and after the Maturity Date, the Swing Line Loan Commitment shall be zero.
(c)Section 1.1 of the Credit Agreement is hereby amended by deleting the following defined terms in their entirety: “Additional Lender”, “Commitment Increase”, “Increase Date”, and “Increasing Lender”.
(d)Section 2.1 of the Credit Agreement is hereby amended by deleting paragraph (e) thereof (Increase in Revolving Commitments) in its entirety.
(e)Section 2.5(c) of the Credit Agreement is hereby amended by deleting sub-paragraph (iv) thereof in its entirety.
(f)Section 6.1(o)(iii) of the Credit Agreement (Debt) is hereby amended by replacing “$675,000,000” with “$400,000,000”.

(g)Section 6.8 of the Credit Agreement (Asset Dispositions) is hereby amended by (i) deleting “and” at the end of clause (k) thereof, (ii) amending and restating clause (l) thereof in its entirety as follows and (iii) adding the following as new clause (m) thereof:
(l)    Dispositions of drilling rigs no. 21, 51, 52, 53, 55, 301, 302 and 303, each located in Colombia; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the consideration received by the Borrower or its Restricted Subsidiaries in connection with such Disposition is comprised of at least 70% (or such lower percentage as the Administrative Agent may approve in its reasonable discretion) cash or Liquid Investments.
(m)    Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 6.8; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the consideration received by the Borrower or its Restricted Subsidiaries in connection with such Disposition is comprised of at least 70% (or such lower percentage as the Administrative Agent may approve in its reasonable discretion) cash or Liquid Investments and (iii) the aggregate book value of all property Disposed of in reliance on this clause (m) in any fiscal year shall not exceed $40,000,000.00.
(h)Section 6.9(d) of the Credit Agreement (Restricted Payments) is hereby amended and restated in its entirety as follows:
(d)    the Borrower may repurchase its common Equity Interests in any amount so long as:
(i) no Default shall have occurred and be continuing or result therefrom,
(ii) the Borrower would be in compliance with the financial covenants set forth in Section 6.17, Section 6.18 and, if required to be tested pursuant to the terms thereof, Section 6.19, in each case, as of the end of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements required by Section 5.2(a) or (b) have been delivered, after giving pro forma effect to such transaction and to any other event occurring during or after such period as to which pro forma recalculation is appropriate as if such transaction had occurred as of the first day of such period,
(iii) if such transaction occurs prior to the date, if any, the Administrative Agent receives the Borrower’s audited Financial Statements and corresponding Compliance Certificate for the fiscal year ending December 31, 2017 reflecting compliance with the financial covenants set forth in Sections 6.17, 6.18 and 6.19 for the fiscal quarter ending December 31, 2017 (the “Q4 2017 Compliance Date”), (A) at least $50,000,000 of the Total Commitment is unused and available after giving effect to such Restricted Payment and (B) the Total Leverage Ratio is no greater than 2.50 to 1.00 as of the end of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements required by Section 5.2(a) or (b) have been delivered, after giving pro forma effect to such transaction and to any other event occurring during or after such period as to which pro forma recalculation is appropriate as if such transaction had occurred as of the first day of such period and

(iv) if such transaction occurs on or after the Q4 2017 Compliance Date, (A) at least $25,000,000 of the Total Commitment is unused and available after giving effect to such Restricted Payment and (B) the Senior Leverage Ratio is no greater than 2.00 to 1.00 as of the end of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements required by Section 5.2(a) or (b) have been delivered, after giving pro forma effect to such transaction and to any other event occurring during or after such period as to which pro forma recalculation is appropriate as if such transaction had occurred as of the first day of such period.
(i)Section 6.16(b) of the Credit Agreement (Capital Expenditures) is hereby amended by replacing “$25,000,000.00” with “$50,000,000.00”.
(j)Section 6.17(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Total Leverage Ratio. The Borrower shall not permit the Total Leverage Ratio at the end of any fiscal quarter ending (i) on September 30, 2015 to be greater than 4.00 to 1.00, (ii) on December 31, 2015 to be greater than 4.50 to 1.00, (iii) on March 31, 2016 to be greater than 5.00 to 1.00, (iv) during the period commencing June 30, 2016 through and including March 31, 2017 to be greater than 5.50 to 1.00, (v) on June 30, 2017 to be greater than 5.25 to 1.00, (vi) on September 30, 2017 to be greater than 5.00 to 1.00, (vii) on December 31, 2017 to be greater than 4.50 to 1.00 and (viii) at any time thereafter to be greater than 4.00 to 1.00.
(k)Schedule 2.1 to the Credit Agreement (Revolving Commitments of the Lenders) is hereby amended and restated in its entirety in the form of Schedule 2.1 attached hereto.
Section 3.Reduction of the Revolving Commitments. As of the Amendment Effective Date, the aggregate Revolving Commitments shall be reduced from $350,000,000 to $300,000,000. Such reduction shall be applied ratably to each Lender’s Revolving Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Revolving Commitments. Upon the effectiveness of this Amendment pursuant to Section 6 below, each Lender’s Revolving Commitment shall be the Revolving Commitment set forth on Schedule 2.1 attached hereto. The Commitment Fees provided for in Section 2.7(a) of the Credit Agreement shall hereafter be computed on the basis of the aggregate Revolving Commitments as so reduced.
Section 4.Conditions to Effectiveness. This Amendment shall become effective as of the Amendment Effective Date upon the satisfaction of the following conditions precedent:
(a)Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto:
(i)    counterparts of this Amendment executed by the Borrower, each Guarantor, the Administrative Agent and the Majority Lenders; and
(ii)    a Revolving Note payable to each Lender in the amount of such Lender’s Revolving Commitment, as amended hereby, if requested by the applicable Lender.
(b)Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid as of the Amendment Effective Date pursuant to (i) that certain amendment engagement letter dated as of September 1, 2015 between the Borrower and Wells Fargo Securities, LLC and (ii) Section 9.1 of the Credit Agreement.

(c)Representations and Warranties. The representations and warranties of each Credit Party contained in the Credit Documents (as amended by this Amendment) shall be true and correct in all material respects on and as of the date hereof, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain true and correct in all material respects as of such earlier date; and
(d)No Default. No Default or Event of Default shall have occurred and be continuing.
Section 5.Representations and Warranties. Each Credit Party hereby represents and warrants that after giving effect hereto:
(a)the representations and warranties of such Credit Party contained in the Credit Documents (as amended by this Amendment) are true and correct in all material respects on and as of the date hereof, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain true and correct in all material respects as of such earlier date; and
(b)no Default or Event of Default has occurred and is continuing.
Section 6.Reaffirmation of Guaranty. Each undersigned Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty are in full force and effect and that each undersigned Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations, as such Obligations may have been amended by this Amendment. Each undersigned Guarantor hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments to the Credit Agreement or any of the other Credit Documents.
Section 7.Effect of Amendment.
(a)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Lender or the Administrative Agent under any of the Credit Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Credit Documents.
(b)Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
(c)This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
(d)Except as specifically modified above, the Credit Agreement and the other Credit Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
Section 8.Governing Law. This AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO

CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
Section 9.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic means of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.
[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.
BORROWER:
PIONEER ENERGY SERVICES CORP.
By: /s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

GUARANTORS:

PIONEER DRILLING SERVICES, LTD.
PIONEER GLOBAL HOLDINGS, INC.
PIONEER PRODUCTION SERVICES, INC.
PIONEER WIRELINE SERVICES HOLDINGS, INC.
PIONEER WIRELINE SERVICES, LLC
PIONEER WELL SERVICES, LLC
PIONEER FISHING & RENTAL SERVICES, LLC
PIONEER COILED TUBING SERVICES, LLC

Each By: /s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

Signature Page to Third Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

ADMINISTRATIVE AGENT:
WELLS FARGO BANK, N.A., in its capacity as Administrative Agent, Issuing Lender, Swing Line Lender and a Lender
By: /s/ Kristen Brockman
Name:    Kristen Brockman
Title: Director

Signature Page to Third Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

BANK OF AMERICA, N.A., as a Lender

By:    /s/ Tyler Ellis
Name:    Tyler Ellis
Title:    Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

ROYAL BANK OF CANADA, as a Lender

By:    /s/ Jay T. Sartain
Name:    Jay T. Sartain
Title:    Authorized Signatory

Signature Page to Third Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

WHITNEY BANK, as a Lender

By:    /s/ David E. Sisler
Name:    David E. Sisler
Title:    Senior Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

REGIONS BANK, as a Lender

By:    /s/ Daniel G. Steele
Name:    Daniel G. Steele
Title:    Senior Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

SANTANDER BANK, N.A., as a Lender

By:    /s/ Aidan Lanigan
Name:    Aidan Lanigan
Title:    Senior Vice President

By:    /s/ Puiki Lok
Name:    Piuki Lok
Title:    Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By:    /s/ Brad Ellis
Name:    Brad Ellis
Title:    Senior Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

COMERICA BANK, as a Lender

By:    /s/ Evan Elsea
Name:    Evan Elsea
Title:    Relationship Manager

Signature Page to Third Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

GOLDMAN SACHS BANK USA, as a Lender

By:    /s/ Jamie Minieri
Name:    Jamie Minieri
Title:    Authorized Signatory

Signature Page to Third Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:    /s/ Katsuyuki Kubo
Name:    Katsuyuki Kubo
Title:    Managing Director

Signature Page to Third Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

SCHEDULE 2.1
REVOLVING COMMITMENTS OF THE LENDERS

Lender	Revolving Commitment
Wells Fargo Bank, N.A.	$64,285,714.29
Bank of America, N.A.	$64,285,714.29
Royal Bank of Canada	$34,285,714.29
Whitney Bank	$25,714,285.71
Regions Bank	$21,428,571.43
Santander Bank N.A.	$21,428,571.43
Amegy Bank National Association	$17,142,857.14
Comerica Bank	$17,142,857.14
Goldman Sachs Bank USA	$17,142,857.14
Sumitomo Mitsui Banking Corporation	$17,142,857.14
TOTAL	$300,000,000.00